EXHIBIT 1(v)




                     ARTICLES SUPPLEMENTARY
                             TO THE
               ARTICLES OF INCORPORATION (CHARTER)
                               OF
                     USAA MUTUAL FUND, INC.


     Articles Supplementary dated February 6, 1996, supplementing the Charter of USAA MUTUAL FUND, INC., a Maryland Corporation, as heretofore amended.

                            ARTICLE I

     USAA MUTUAL FUND, INC., pursuant to the provisions of its Charter and Section 2-208 of the Maryland General Corporation Law, hereby files Articles Supplementary for record evidencing the classification of 50,000,000 shares of unissued stock into a new class designated as the S&P 500 INDEX FUND.

                           ARTICLE II

     Section 2.1 Description of Stock. Without limiting the authority of the Board of Directors, as set forth in the Charter to which these supplementary articles apply, to establish and designate any further classes of stock, there is hereby established and designated a ninth class of stock in addition to the eight classes already established and designated as the INCOME STOCK FUND, the SHORT-TERM BOND FUND, the GROWTH & INCOME FUND, the AGGRESSIVE GROWTH FUND, the INCOME FUND, the GROWTH FUND, the FEDERAL SECURITIES MONEY MARKET FUND and the MONEY MARKET FUND. Such ninth class of stock shall be designated the S&P 500 INDEX FUND and shall have the relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are described in Article VI of the Articles of Incorporation of the USAA MUTUAL FUND, INC.

     Section 2.2 Statement of Authority. The stock comprising the ninth class of stock of the USAA MUTUAL FUND, INC., has been classified by the Board of Directors of USAA MUTUAL FUND, INC., under the authority contained in Article V of the Charter of the USAA MUTUAL FUND, INC., by vote duly adopted at a meeting of the Board of Directors on February 6, 1996.

     IN WITNESS WHEREOF, USAA MUTUAL FUND, INC. has caused these
Articles Supplementary to be executed by its Vice President and attested by its Assistant Secretary thereunto duly authorized as of the day and year first above written.


ATTEST:                            USAA MUTUAL FUND, INC.



By: /s/Alex M. Ciccone             By:/s/John W. Saunders, Jr.
    ------------------------       ---------------------------
    ALEX M. CICCONE                JOHN W. SAUNDERS, JR.
    Assistant Secretary            Vice President



                           CERTIFICATE


     The undersigned JOHN W. SAUNDERS, JR., Vice President of USAA MUTUAL FUND, INC., who executed this on behalf of said corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and certifies that, to the best of his knowledge, information and belief, that matters and facts set below therein with respect to the approval thereof are true in all material respects, under penalties of perjury.



                                   USAA MUTUAL FUND, INC.

                                   /s/John W. Saunders, Jr.
                                   -----------------------
                                   JOHN W. SAUNDERS, JR.
                                   Vice President